EXHIBIT 11
                   CRAGAR INDUSTRIES, INC.
        Schedule of Computation of Earnings Per Share

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EARNINGS PER SHARE
                                                    Three Months Ended June 30,  Six Months Ended June 30,
                                                    --------------------------  --------------------------
                                                        2001          2000          2001          2000
                                                    ------------  ------------  ------------  ------------
Income from continuing operations

Income                                              $     21,613  $  1,619,289  $     80,066  $  1,521,389
Less:  Preferred Stock Dividends in Arrears                    -      (371,875)            -      (371,875)
                                                    ------------  ------------  ------------  ------------
Income available to Common Stockholders             $     21,613  $  1,247,414  $     80,066  $  1,149,514
                                                    ============  ============  ============  ============

Basic EPS - Weighted Average
        Shares  Outstanding                            3,633,422     2,456,990     3,612,744     2,453,990
                                                    ============  ============  ============  ============

Basic Earnings Per Share                            $       0.01  $       0.51  $       0.02  $       0.47
                                                    ============  ============  ============  ============

Basic EPS - Weighted Average
        Shares  Outstanding                            3,633,422     2,456,990     3,612,744     2,456,990

Effect of Diluted Securities:
        Stock options and Warrants                     1,822,823     1,846,111     1,822,823     1,846,111
        Convertible Preferred Stock                            -       792,620             -       792,620
                                                    ------------  ------------  ------------  ------------

Diluted EPS - Weighted Average
        Shares Outstanding                             5,456,245     5,095,721     5,435,567     5,095,721
                                                    ============  ============  ============  ============

Diluted Earmings Per Share                          $       0.00  $       0.24  $       0.01  $       0.23
                                                    ============  ============  ============  ============
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